UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __1__ )

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AMERICA’S CAR-MART, INC.

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AMERICA’S CAR-MART, INC.

802 Southeast Plaza Ave., Suite 200

Bentonville, Arkansas 72712

AMENDMENT NO. 1 TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 29, 2018

EXPLANATORY NOTE

The following information supplements and amends the definitive proxy statement (the “Proxy Statement”) of America’s Car-Mart, Inc. (the “Company”) originally filed with the Securities and Exchange Commission (“SEC”) on July 18, 2018, in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Company’s 2018 Annual Meeting of Stockholders or any adjournment(s) thereof. The Annual Meeting will be held at our offices located at 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712 on Wednesday, August 29, 2018 at 10:00 a.m. local time.

This Amendment No. 1 to the Proxy Statement (this “Amendment”) is being filed in order to correct and supplement certain disclosures in the “Executive Compensation” section of the Proxy Statement, as originally filed with the SEC on July 18, 2018, to reflect the named executive officers’ earned or possible non-equity incentive plan compensation for fiscal year 2018, which was inadvertently omitted from the Summary Compensation Table, the Grants of Plan-Based Awards table and the computation of the total compensation and pay ratio under the Chief Executive Officer Pay Ratio. No other changes have been made to the Proxy Statement, and this Amendment has not been updated to reflect events occurring subsequent to the filing of the Proxy Statement. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so. Capitalized terms used in this Amendment and not otherwise defined have the meaning given to such terms in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS AMENDMENT AND THE INFORMATION SET FORTH BELOW SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

CHANGE TO PROXY STATEMENT

The subsections entitled “Summary Compensation Table for Fiscal Years 2018, 2017, and 2016,” “Grants of Plan-Based Awards during Fiscal Year 2018,” and “Chief Executive Officer Pay Ratio” on pages 30, 31 and 39, respectively, of the Proxy Statement are amended in their entirety as follows:

Summary Compensation Table for Fiscal Years 2018, 2017, and 2016

The following table provides certain information concerning compensation earned for services rendered in all capacities by our named executive officers during the fiscal years ended April 30, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards [1] ($)	Option Awards [1] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeffrey A. Williams, President, Chief Executive Officer	2018 2017 2016	$401,609 $367,290 $367,290	- - -	- - -	- - $464,520	$79,800[2] - -	- - -	$36,399 [3] $33,198 $30,805	$517,808 $400,488 $862,615
William H. Henderson, Former Chief Executive Officer [4]	2018 2017 2016	$328,274 [5] $466,400 [5] $466,400 [5]	$1,100,000 [6] - -	- - -	- - $464,520	- - -	- - -	$45,080 [7] $34,409 $35,011	$1,473,354 $500,809 $965,931
Vickie D. Judy, Chief Financial Officer, Secretary	2018	$165,577	-	$504,500	-	-	-	$12,155 [8]	$682,232

_________________

1 In accordance with SEC rules, the amounts shown reflect grant date fair value of the awards calculated pursuant to Financial Accounting Standards Board Codification (ASC) 718, Compensation – Stock compensation. Refer to “Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note K: Stock-Based Compensation Plans” included in our Annual Report on Form 10-K filed on June 13, 2018 for the relevant assumptions used to determine the valuation of our option awards. Performance based awards are reflected assuming the performance criteria are met and awards become 100% vested.

2 Consists of an annual cash incentive bonus earned in accordance with Mr. Williams’ employment agreement.

3 For fiscal 2018, Mr. Williams’ all other compensation included - $3,600 for use of company automobile, $3,760 for club dues, $5,603 for matching contributions to our 401(k) plan, $576 for insurance premiums, $620 for Christmas bonus and $22,240 for premiums paid under our executive health insurance plan.

4 Mr. Henderson retired from his position of Chief Executive Officer on December 31, 2017 and began serving as a consultant to senior management of the Company effective January 1, 2018. He continues to serve on the Company’s board of directors. Mr. Williams assumed the role of Chief Executive Officer and Ms. Judy assumed the role of Chief Financial Officer effective January 1, 2018.

5 Mr. Henderson deferred $269,185, $284,863 and $324,686 of his salary for fiscal years 2018, 2017 and 2016, respectively, under our nonqualified deferred compensation plan.

6 Consists of a special one-time retirement bonus paid in accordance with Mr. Henderson’s Retirement Agreement.

7 For fiscal 2018, Mr. Henderson’s all other compensation included - $7,750 for use of company automobile, $595 for matching contributions to our 401(k) plan, $576 for insurance premiums, $1,050 for Christmas bonus, $13,776 for premiums paid under our executive health insurance plan, and in accordance with Mr. Henderson’s Retirement Agreement he received $13,333 in fees earned for board services and $8,000 for consulting services.

8 For fiscal 2018, Ms. Judy’s all other compensation included - $1,033 for use of company automobile, $3,315 for matching contributions to our 401(k) plan, $240 for insurance premiums, $570 for Christmas bonus, and $6,996 for premiums paid under our executive health insurance plan.

Our named executive officers are entitled to all benefits generally made available to our employees, including the eligibility to participate in our 401(k) plan. Our 401(k) plan is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Code. In general, all of our employees who are at least 21 years of age are eligible to participate in our 401(k) plan immediately upon hire. Our 401(k) plan includes a salary deferral arrangement pursuant to which the participants may contribute up to the maximum amount permitted by the Code. We may make both matching and additional contributions, subject to certain Code limitations, at the discretion of our board of directors. A separate account is maintained for each participant in our 401(k) plan. The portion of a participant’s account attributable to his or her own contributions is 100% vested. Distributions from our 401(k) plan may be made in the form of a lump sum cash payment or, for required minimum distribution, in installment payments.

2

Grants of Plan-Based Awards during Fiscal Year 2018

The following table provides certain information concerning the grants of plan-based awards for each named executive officer during fiscal year 2018.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)			Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards [1]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Jeffrey A. Williams		$40,200[2]	$60,000[2]	$79,800[2]
William H. Henderson		$46,900[2]	$70,000[2]	$93,100[2]
Vickie D. Judy	05/22/2017							500			$17,500
	03/01/2018							10,000			$487,000

_________________

1 In accordance with SEC rules, the amounts shown reflect grant date fair value of the awards calculated pursuant to Financial Accounting Standards Board Codification (ASC) 718, Compensation – Stock compensation.

2 These amounts represent the threshold, target and maximum amounts of possible cash incentive bonus payments to the named executive officer for fiscal 2018 based upon attainment of our projected fully diluted GAAP earnings per share for such fiscal year pursuant to the named executive officer’s employment agreement. See “Employment Agreements” on pages 31-32 of the Proxy Statement filed with the SEC on July 18, 2018 for additional information regarding these possible cash incentive bonus payments. The actual cash incentive bonus payments earned, if any, are reported in the Summary Compensation Table shown on page 2 of this Amendment.

The restricted shares granted to Ms. Judy on May 22, 2017 will “cliff” vest on the fifth anniversary of the grant date, and the restricted shares granted to Ms. Judy on March 1, 2018 will “cliff” vest on the tenth anniversary of the grant date. Ms. Judy will be entitled to receive any dividends issued with respect to these shares during the vesting period.

Chief Executive Officer Pay Ratio

The following information about the relationship between the compensation of our associates and the compensation of our Chief Executive Officer is provided in compliance with the requirements of Item 402(u) of Regulation S-K under the Exchange Act (“Item 402(u)”). In fiscal 2018, the estimated median of the annual total compensation of our associates, excluding our current and former Chief Executive Officers, Mr. Williams and Mr. Henderson, was $43,684. Our Chief Executive Officer’s annual total compensation for fiscal 2018, calculated according to the method described below, was $546,199. The resulting estimated ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all associates was 12.5 to 1.

We took the following steps in identifying the median of the annual compensation of all our associates. We determined that as of April 30, 2018, we employed 1,690 associates, all located in the United States. This number includes all the individuals determined to be employees for federal tax purposes during the year, whether full-time, part-time, seasonal, or temporary. We determined the median employee by conducting a full analysis of this employee population using total pay, which included regular wages, overtime, bonuses, commissions and any other taxable income.

For full-time associates that were not employed for the whole year, regular wages were annualized. For part-time associates that were not employed for the whole year, we calculated the average hours worked per week for each associate, and annualized regular wages based on a 52-week fiscal year. No adjustments were made for seasonal or temporary associates.

3

Due to Mr. Williams’ appointment to Chief Executive Officer as of January 1, 2018, we estimated the Chief Executive Officer’s annual compensation by substituting his annual salary as of April 30, 2018 ($430,000) in place of his actual regular wages for fiscal 2018. We then calculated the Chief Executive Officer’s and the median employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The resulting pay ratio was calculated in a manner consistent with Item 402(u) and we believe it constitutes a reasonable estimate. However, as contemplated by Item 402(u), we relied on methods and assumptions that we determined to be appropriate for calculating the Company’s pay ratio. Other public companies will use methods and assumptions that differ from the ones we chose, but are appropriate for their circumstances. It may therefore be difficult to compare our reported pay ratio to pay ratios reported by other companies.

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Important Notice Regarding the Availability of Proxy Materials for the

2018 Annual Meeting of Stockholders to be Held August 29, 2018

The 2018 Annual Report, this Amendment No. 1, the Proxy Statement, and proxy card of America’s Car-Mart, Inc. are available at

www.onlineproxyvote.com/CRMT.